Exhibit 21.1

JBT MAREL CORPORATION SUBSIDIARY LIST

Legal Entity Name	Jurisdiction of Organization

John Bean Technologies Corporation	Delaware [USA]
John Bean Technologies LLC	Delaware [USA]
JBT Equipment Finance LLC	Delaware [USA]
JBT Holdings LLC	Delaware [USA]
Tipper Tie, Inc.	Delaware [USA]
Avure U.S., Inc.	Delaware [USA]
Avure Technologies Incorporated	Delaware [USA]
Bevcorp, LLC	Delaware [USA]
JBT Contract Services LLC	Delaware [USA]
CMS Technology, Inc.	Delaware [USA]
Proseal America, Inc.	Virginia [USA]
A & B Process Systems Corp.	Wisconsin [USA]
AutoCoding Systems Pty Limited	Australia
AutoCoding Systems Limited	United Kingdom
International Packaging Solutions Limited	United Kingdom
JBT Alco-food-machines GmbH	Germany
JBT FTNON B.V.	Netherlands
JBT Food and Dairy Systems B.V.	Netherlands
JBT Food and Dairy Systems Mexico, S.A. de C.V.	Mexico
JBT International (Thailand) Ltd.	Thailand
JBT Kunshan Holdings Ltd.	Hong Kong
JBT Malaysia Sdn. Bhd.	Malaysia
JBT Ningbo Holdings Ltd.	Hong Kong
JBT Shanghai Holdings Ltd.	Hong Kong
John Bean Technologies Chile Limitada	Chile
John Bean Technologies (Proprietary) Ltd.	South Africa
John Bean Technologies (Shanghai) Company Ltd.	China
John Bean Technologies (Thailand) Ltd.	Thailand
John Bean Technologies AB	Sweden
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Australia Ltd.	Australia
John Bean Technologies B.V.	Netherlands
John Bean Technologies Canada Limited	Canada
John Bean Technologies de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies Europe B.V.	Netherlands
John Bean Technologies Foodtech Spain S.L.	Spain
John Bean Technologies GmbH	Germany
John Bean Technologies Hong Kong Ltd.	Hong Kong
John Bean Technologies India Pvt. Ltd.	India
John Bean Technologies K.K.	Japan
John Bean Technologies Ltd.	United Kingdom
John Bean Technologies Máquinas e Equipamentos Industriais Ltda.	Brazil

John Bean Technologies Middle East FZE	UAE
John Bean Technologies N.V.	Belgium
John Bean Technologies NZ Limited	New Zealand
John Bean Technologies OOO	Russia
John Bean Technologies Philippines Corp.	Philippines
John Bean Technologies S.A.S.	France
John Bean Technologies S.p. Z.o.o.	Poland
John Bean Technologies S.P.A.	Italy
John Bean Technologies S.R.O.	Czech Republic
John Bean Technologies Singapore Pte. Ltd.	Singapore
John Bean Technologies Singapore Holdings Pte. Ltd.	Singapore
Newco 1001 Limited	United Kingdom
PLF International Limited	United Kingdom
Proseal Australia PTY Ltd	Australia
Proseal UK Limited	United Kingdom
PT John Bean Technologies Indonesia	Indonesia
Schröder Maschinenbau GmbH	Germany
Tipper Tie Technopack GmbH	Germany
Urtasun Tecnología Alimentaria S.L.	Spain
Marel Argentina S.A.	Argentina
Marel Australia Pty Ltd.	Australia
Marel Cedar Creek Pty Ltd.	Australia
Marel Brasil Comercial e Industrial Ltda.	Brazil
Wenger Do Brasil LTDA	Brazil
Marel Canada Inc	Canada
Marel Chile SpA	Chile
Marel (Beijing) Trading Co. Ltd.	China
Marel Food Processing Systems (Beijing) Co. Ltd.	China
Marel Food Technology (Shanghai) Co., Ltd	China
Marel Food Technology (Suzhou) Co., Ltd.	China
Marel Andina S.A.S	Colombia
Marel A/S	Denmark
Marel Meat A/S	Denmark
Marel Salmon A/S	Denmark
Source Technology ApS	Denmark
Marel France S.A.R.L.	France
S.C.I. TREIF	France
MAJA-Maschinenfabrik Hermann Schill GmbH	Germany
Marel GmbH & Co. KG	Germany
Marel Management GmbH	Germany
Marel TREIF GmbH	Germany
Reimo Gründstücks GmbH	Germany
Curio ehf.	Iceland
Marel hf.	Iceland
Marel Iceland ehf.	Iceland
Valka ehf.	Iceland
Marel India Private Limited	India

PT Marel Indonesia Services	Indonesia
Marel Food Systems Ltd.	Ireland
Marel Italia S.r.l.	Italy
Marel Japan Co. Ltd.	Japan
Marel Korea Limited	Korea, Republic of
Marel Sistemas de Proceso de Alimentos de Mexico, S.A. de C.V.	Mexico
Marel Benelux B.V.	Netherlands
Marel Customer Center B.V.	Netherlands
Marel Further Processing B.V.	Netherlands
Marel GDC B.V.	Netherlands
Marel Holding B.V.	Netherlands
Marel International B.V.	Netherlands
Marel IP Holding B.V.	Netherlands
Marel PMJ B.V.	Netherlands
Marel Poultry B.V.	Netherlands
Marel Projects B.V.	Netherlands
Marel Red Meat B.V.	Netherlands
Marel Water Treatment B.V.	Netherlands
Sleegers Techniek B.V.	Netherlands
Marel New Zealand Ltd.	New Zealand
Marel Norge AS	Norway
Stranda Prolog AS	Norway
Valka AS	Norway
Marel Philippines Services Corp.	Philippines
Marel Polska Sp. z.o.o.	Poland
Marel Shared Services Center Sp.z.o.o.	Poland
Marel Food Systems LLC	Russia
Marel Singapore Pte. Ltd.	Singapore
Marel Slovakia s.r.o.	Slovakia
Marel SA (PTY) Ltd.	South Africa
Marel Spain & Portugal S.L.	Spain
Wenger Asia Co., Ltd.	Taiwan (Province of China)
Marel Food Systems Ltd.	Thailand
Curio Food Machinery Limited	United Kingdom
Marel GB Ltd.	United Kingdom
Marel Ltd.	United Kingdom
Seafood Technology Ltd.	United Kingdom
TREIF (UK) LIMITED	United Kingdom
Extru-Tech LLC	Kansas [USA]
Marel Inc.	Kansas [USA]
Marel USA Holding, Inc.	Delaware [USA]
TREIF USA Inc	Delaware [USA]
Wenger Manufacturing LLC	Kansas [USA]
Wenger Overseas LLC	Missouri [USA]
Marel Equipamientos Industriales Uruguay S.A.	Uruguay
Marel Vietnam Company Limited	Vietnam